Gates Industrial Reports Third-Quarter 2019 Results
Denver, CO, November 5, 2019
Third-Quarter 2019 Highlights

▪	Net sales of $746.6 million compared to prior-year period of $828.4 million.

▪	Net income attributable to shareholders of $35.5 million, or $0.12 per diluted share, compared to prior-year period of $59.9 million, or $0.20 per diluted share.

▪	Adjusted Net Income of $65.2 million, or $0.22 per diluted share.

▪	Adjusted EBITDA of $145.0 million and Adjusted EBITDA margin of 19.4%.

▪	Maintaining full-year 2019 outlook.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the third quarter ended September 28, 2019.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our third-quarter results were in line with our expectations and reflect the continued economic and trade uncertainty across the key regions we serve, including North America, Europe and China. Accordingly, the current demand environment remains soft, impacting activity in our first-fit and replacement channels. We are continuing to right-size our production output and inventory levels to match prevailing market conditions, and believe these will largely be in alignment by the end of the year.”
Jurek continued, “Our restructuring program is progressing according to plan, with the first consolidation action announced last month. As we optimize our footprint and ability to respond to demand fluctuations, we expect to implement similar actions in the future. We are continuing to fund our new product development and organic growth initiatives, which we believe, in combination with our restructuring activities, will drive long-term growth and margin expansion, particularly as market conditions improve. Despite the difficult environment, we expect to generate a substantial amount of free cash flow this year, returning to levels more typical of this business. While we are addressing the challenges of the current market conditions, we are confident in the long-term opportunity set and positioning of Gates.”
Third-Quarter Financial Results
Third-quarter net sales of $746.6 million decreased 9.9% over the prior-year quarter net sales of $828.4 million, including an 8.5% core revenue decline, which was driven by the challenging conditions that developed across our industrial end markets, as well as persisting adverse automotive first-fit market conditions in China and Europe. Net sales included an unfavorable foreign currency impact of 1.4%.
Net income attributable to shareholders in the third quarter was $35.5 million, or $0.12 per diluted share, compared to $59.9 million, or $0.20 per diluted share, in the prior-year period. Adjusted Net Income, which primarily excludes amortization of certain intangibles, transaction-related expenses and financing-related foreign currency gains and losses, was $65.2 million, or $0.22 per diluted share, compared to $90.6 million, or $0.30 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the third quarter of 2019 was 291,113,102 compared to 298,453,946 in the third quarter of 2018.
Third-quarter Adjusted EBITDA was $145.0 million, or 19.4% of net sales, compared to $181.2 million, or 21.9% of net sales in the prior-year quarter, representing an Adjusted EBITDA margin contraction of 250 basis points. The Company maintained positive price/cost in the quarter, which was offset by lower production volumes and related inefficiencies.

Power Transmission Segment Results

	Three months ended
(USD in millions)	September 28, 2019	September 29, 2018	% Change	% Core Change
Net sales	$474.4	$512.5	(7.4%)	(6.0%)
Adjusted EBITDA	$99.7	$119.0	(16.2%)
Adjusted EBITDA margin	21.0%	23.2%	(220 bps)
Depreciation & amortization (1)	$16.3	$14.7	+10.9%
Amort. of intangibles from acq. of Gates	$18.7	$18.5	+1.1%

	Nine months ended
(USD in millions)	September 28, 2019	September 29, 2018	% Change	% Core Change
Net sales	$1,475.4	$1,608.1	(8.3%)	(5.0%)
Adjusted EBITDA	$315.2	$377.6	(16.5%)
Adjusted EBITDA margin	21.4%	23.5%	(210 bps)
Depreciation & amortization (1)	$49.2	$45.4	+8.4%
Amort. of intangibles from acq. of Gates	$55.4	$57.1	(3.0%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Power Transmission net sales decreased 7.4% to $474.4 million in the third quarter, reflecting a core revenue decline of 6.0% and an additional 1.4% of unfavorable foreign currency effects. The Company observed solid growth in first-fit channels in North America and in replacement channels in South America. Overall, Power Transmission net sales were impacted by declines in the construction, energy and general industrial end markets.
Adjusted EBITDA decreased 16.2% over the prior-year quarter, while Adjusted EBITDA margin contracted by 220 basis points, attributable to the decline in volumes and related manufacturing inefficiencies.
Fluid Power Segment Results

	Three months ended
(USD in millions)	September 28, 2019	September 29, 2018	% Change	% Core Change
Net sales	$272.2	$315.9	(13.8%)	(12.7%)
Adjusted EBITDA	$45.3	$62.2	(27.2%)
Adjusted EBITDA margin	16.6%	19.7%	(310 bps)
Depreciation & amortization (1)	$9.3	$9.1	+2.2%
Amort. of intangibles from acq. of Gates	$10.8	$11.4	(5.3%)

	Nine months ended
(USD in millions)	September 28, 2019	September 29, 2018	% Change	% Core Change
Net sales	$886.0	$947.4	(6.5%)	(5.4%)
Adjusted EBITDA	$160.7	$192.4	(16.5%)
Adjusted EBITDA margin	18.1%	20.3%	(220 bps)
Depreciation & amortization (1)	$29.4	$27.1	+8.5%
Amort. of intangibles from acq. of Gates	$33.4	$33.7	(0.9%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.

Fluid Power net sales decreased 13.8% to $272.2 million in the third quarter, reflecting a core revenue decline of 12.7% and unfavorable foreign currency effects of 1.1%. The core revenue decline was driven by weakening across industrial end markets, particularly in mobile equipment in the agriculture and general industrial end markets.
Adjusted EBITDA margin declined 310 basis points over the prior-year quarter, driven largely by lower volumes and associated manufacturing inefficiencies, as well as the investments we have made in our footprint and product development capabilities.
Liquidity and Capital Resources
During the third quarter of 2019, the Company generated $81.4 million of cash from operations, with the lower Adjusted EBITDA performance offset by lower working capital levels. With the manufacturing footprint investment completed at the end of 2018, third-quarter capital expenditures declined to $16.4 million from $40.7 million in the prior-year period, the largest portion of which represented maintenance expenditures.
As of September 28, 2019, the Company had total cash of $456.1 million and total outstanding debt of $3.0 billion, representing a net leverage ratio of 3.8 times last twelve months’ (“LTM”) Adjusted EBITDA compared to 3.6 times in the third quarter of 2018.
2019 Outlook
The Company is maintaining its full-year 2019 outlook, with core revenue expected to decline in the range of 5.0% to 7.0%, and Adjusted EBITDA in the range of $590 million to $630 million. The Company expects total capital expenditures of approximately $110 million and Free Cash Flow Conversion to be greater than 80% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 5:00 pm ET to discuss the Company’s financial results. The conference call can be accessed by dialing (866) 393-4306 (domestic) or +1 (734) 385-2616 (international) and requesting the Gates Industrial Corporation Third Quarter 2019 Earnings Conference Call. A webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. An audio replay of the conference call can be accessed by dialing (855) 859-2056 (domestic) or +1 (404) 537-3406 (international), and providing the passcode 4685397, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements include statements relating to our estimated and projected earnings, margins, costs, expenditures, restructuring program, cash flows, liquidity, de-leveraging plans, growth rates and financial results. These forward-looking statements are subject to risk, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed in or implied by our forward-looking statements. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those expressed in or implied by our forward-looking statements, including but not limited to the factors described in the section entitled “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the Securities and Exchange Commission (the “SEC”), which include the following: conditions in the global and regional economy and the major end markets we serve; economic, political and other risks associated with international operations, including exchange rate fluctuations; availability of raw materials at favorable prices and in sufficient quantities; changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners; competition in all areas of our business; pricing pressures from our customers; continued operation of our manufacturing facilities; our ability to forecast demand or meet significant increases in demand; market acceptance of new product introductions and product innovations; our cost reduction actions; litigation, legal or regulatory proceedings brought against us; enforcement of our intellectual property rights; recalls, product liability claims or product warranties claims; anti-corruption laws and other laws governing our international operations; existing or new laws and regulations that may prohibit, restrict or burden the sale of aftermarket products; our decentralized information technology systems and any interruptions to our computer and IT systems; environmental, health and safety laws and regulations; insurance coverage of future losses we may incur; lives of products used in our end markets as well as the development of replacement markets; our ability to successfully integrate acquired businesses or assets; our reliance on senior management or key personnel; our ability to maintain and enhance our brand; work stoppages and other labor matters; our investments in joint ventures; liabilities with respect to businesses that we have divested in the past; terrorist acts, conflicts and wars; losses to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events; additional cash contributions we may be required to make to our defined benefit pension plans; the loss or financial instability of any significant customer or customers; changes in legislative, regulatory and legal developments involving taxes and other matters; our substantial leverage; and the significant influence of our majority shareholder, The Blackstone Group Inc., over us, as such factors may be updated from time to time in the Company’s periodic filings with the SEC. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other periodic filings. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$746.6	$828.4	$2,361.4	$2,555.5
Cost of sales	474.2	501.2	1,480.3	1,534.9
Gross profit	272.4	327.2	881.1	1,020.6
Selling, general and administrative expenses	191.9	202.7	590.4	621.1
Transaction-related expenses	1.0	0.2	0.7	6.2
Impairment of intangibles and other assets	0.7	0.2	0.7	0.6
Restructuring expenses	0.3	1.2	3.9	3.2
Other operating expenses	1.8	5.1	6.6	12.5
Operating income from continuing operations	76.7	117.8	278.8	377.0
Interest expense	37.2	40.2	114.5	139.8
Other (income) expenses	(2.4)	3.4	(7.2)	17.5
Income from continuing operations before taxes	41.9	74.2	171.5	219.7
Income tax expense (benefit)	4.4	7.2	(497.8)	30.4
Net income from continuing operations	37.5	67.0	669.3	189.3
Loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	0.1	0.3	0.6	0.7
Net income	37.4	66.7	668.7	188.6
Less: non-controlling interests	1.9	6.8	(2.0)	18.9
Net income attributable to shareholders	$35.5	$59.9	$670.7	$169.7

Earnings per share
Basic
Earnings per share from continuing operations	$0.12	$0.21	$2.31	$0.60
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.12	$0.21	$2.31	$0.60

Diluted
Earnings per share from continuing operations	$0.12	$0.20	$2.30	$0.58
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.12	$0.20	$2.30	$0.58

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of September 28, 2019	As of December 29, 2018
Assets
Current assets
Cash and cash equivalents	$456.1	$423.4
Trade accounts receivable, net	733.2	742.3
Inventories	507.8	537.6
Taxes receivable	24.8	7.2
Prepaid expenses and other assets	142.0	104.1
Total current assets	1,863.9	1,814.6
Non-current assets
Property, plant and equipment, net	721.1	756.3
Goodwill	2,024.1	2,045.9
Pension surplus	52.8	52.6
Intangible assets, net	1,888.2	1,990.6
Operating lease right-of-use assets	117.3	—
Taxes receivable	34.2	27.9
Deferred income taxes	552.6	5.1
Other non-current assets	31.7	29.6
Total assets	$7,285.9	$6,722.6
Liabilities and equity
Current liabilities
Debt, current portion	$43.5	$51.6
Trade accounts payable	328.5	424.0
Taxes payable	17.4	19.2
Accrued expenses and other current liabilities	193.8	184.2
Total current liabilities	583.2	679.0
Non-current liabilities
Debt, less current portion	2,909.8	2,953.4
Post-retirement benefit obligations	151.0	155.9
Lease liabilities	109.3	—
Taxes payable	155.3	81.9
Deferred income taxes	360.8	439.5
Other non-current liabilities	86.5	79.2
Total liabilities	4,355.9	4,388.9
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 290,118,125 (December 29, 2018: authorized shares: 3,000,000,000; outstanding shares: 289,847,574)	2.9	2.9
—Additional paid-in capital	2,430.5	2,416.9
—Accumulated other comprehensive loss	(908.6)	(854.3)
—Retained earnings	1,052.6	381.9
Total shareholders’ equity	2,577.4	1,947.4
Non-controlling interests	352.6	386.3
Total equity	2,930.0	2,333.7
Total liabilities and equity	$7,285.9	$6,722.6

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	September 28, 2019	September 29, 2018
Cash flows from operating activities
Net income	$668.7	$188.6
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	167.4	163.3
Non-cash currency transaction gain on net debt and hedging instruments	(29.2)	(35.0)
Premium paid on redemption of long-term debt	—	27.0
Other net non-cash financing costs	31.2	54.9
Share-based compensation expense	10.5	5.5
Decrease in post-employment benefit obligations, net	(6.4)	(2.5)
Deferred income taxes	(635.6)	(44.0)
Other operating activities	3.4	1.5
Changes in operating assets and liabilities, net of effects of acquisitions:
—Increase in accounts receivable	(4.0)	(82.6)
—Decrease (increase) in inventories	25.2	(81.0)
—(Decrease) increase in accounts payable	(90.4)	16.4
—Increase in prepaid expenses and other assets	(29.8)	(24.6)
—Increase (decrease) in taxes payable	48.2	(6.4)
—Decrease in other liabilities	(14.0)	(38.8)
Net cash provided by operations	145.2	142.3
Cash flows from investing activities
Purchases of property, plant and equipment	(50.5)	(143.0)
Purchases of intangible assets	(8.0)	(11.9)
Purchases of investments	(11.7)	—
Net cash received (paid) under corporate-owned life insurance policies	0.3	(7.4)
Purchase of businesses, net of cash acquired	—	(50.9)
Other investing activities	0.3	(0.9)
Net cash used in investing activities	(69.6)	(214.1)
Cash flows from financing activities
Issuance of shares, net of underwriting costs	1.7	799.6
Other offering costs	—	(8.6)
Payments of long-term debt	(18.9)	(933.5)
Premium paid on redemption of long-term debt	—	(27.0)
Dividends paid to non-controlling interests	(24.5)	(23.3)
Other financing activities	1.6	5.7
Net cash used in financing activities	(40.1)	(187.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2.8)	(9.2)
Net increase (decrease) in cash and cash equivalents and restricted cash	32.7	(268.1)
Cash and cash equivalents and restricted cash at the beginning of the period	424.6	566.0
Cash and cash equivalents and restricted cash at the end of the period	$457.3	$297.9
Supplemental schedule of cash flow information
Interest paid, net of amount capitalized	$112.5	$142.4
Income taxes paid, net	$90.4	$83.7
Accrued capital expenditures	$1.6	$2.5

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow for the preceding twelve months expressed as a percentage of Adjusted Net Income for the same period. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income from continuing operations	$37.5	$67.0	$669.3	$189.3
Adjusted for:
Income tax expense (benefit)	4.4	7.2	(497.8)	30.4
Net interest and other expenses	34.8	43.6	107.3	157.3
Depreciation and amortization	55.1	53.7	167.4	163.3
Transaction-related expenses (1)	1.0	0.2	0.7	6.2
Impairment of intangibles and other assets	0.7	0.2	0.7	0.6
Restructuring expenses (2)	0.3	1.2	3.9	3.2
Share-based compensation expense	4.1	2.3	10.5	5.5
Sponsor fees (included in other operating expenses) (3)	1.1	1.9	4.9	5.9
Impact of fair value adjustment on inventory (included in cost of sales)	—	—	—	0.3
Inventory impairments and adjustments (included in cost of sales)	1.0	—	1.3	0.8
Duplicate expenses incurred on facility relocation	—	1.5	—	4.6
Severance-related expenses (included in cost of sales)	2.5	—	3.0	—
Other primarily severance-related expenses (included in SG&A)	1.8	0.7	3.0	0.6
Other operating expenses	0.7	1.7	1.7	2.0
Adjusted EBITDA	$145.0	$181.2	$475.9	$570.0

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of our initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income attributable to shareholders	$35.5	$59.9	$670.7	$169.7
Adjusted for:
Loss on disposal of discontinued operations	0.1	0.3	0.6	0.7
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.5	29.9	88.8	90.8
Transaction-related expenses (1)	1.0	0.2	0.7	6.2
Impairment of intangibles and other assets	0.7	0.2	0.7	0.6
Restructuring expenses (2)	0.3	1.2	3.9	3.2
Share-based compensation expense	4.1	2.3	10.5	5.5
Sponsor fees (included in other operating expenses) (3)	1.1	1.9	4.9	5.9
Inventory impairments and adjustments (included in cost of sales)	1.0	—	1.3	1.1
Adjustments relating to post-retirement benefits	(0.7)	0.8	(2.6)	2.4
Premium on redemption of long-term debt	—	—	—	27.0
Financing-related FX (gains) losses (4)	(0.4)	4.3	(1.0)	(8.5)
One-time net tax benefit (5)	—	—	(513.0)	—
One-time non-controlling interest adjustment	—	—	(15.0)	—
Other operating expenses (income)	2.5	0.7	1.4	(1.1)
Estimated tax effect of the above adjustments	(9.5)	(11.1)	(29.1)	(29.2)
Adjusted Net Income	$65.2	$90.6	$222.8	$274.3

Diluted weighted-average number of shares outstanding	291,113,102	298,453,946	291,666,931	293,456,224
Adjusted Net Income per diluted share	$0.22	$0.30	$0.76	$0.93

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of our initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
Financing-related FX (gains) losses relate primarily to net foreign currency remeasurement (gains) losses on the unhedged portion of Gates’ Euro-denominated debt, and, in the nine months ended September 29, 2018, a gain of $5.8 million on a currency derivative entered into as part of the redemption of our Euro Senior Notes.

(5)
During the first quarter of 2019, we recognized a one-time, non-cash tax benefit related to the release of valuation allowances on net operating loss carryforwards in Europe. This benefit was offset partially by certain indirectly related unrecognized tax benefits and a tax charge related to a statutory tax rate change in April 2019 in the country in which the net operating loss carryforwards noted above are held.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended September 28, 2019

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales (1)	$474.4	$272.2	$746.6
Impact on net sales of movements in currency rates	7.6	3.5	11.1
Core revenue	$482.0	$275.7	$757.7

Net sales for the three months ended September 29, 2018	512.5	315.9	828.4
Decrease in net sales on a core basis (core revenue)	$(30.5)	$(40.2)	$(70.7)

Core revenue growth	(6.0%)	(12.7%)	(8.5%)

	Nine months ended September 28, 2019

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales (1)	$1,475.4	$886.0	$2,361.4
Impact on net sales of movements in currency rates	52.6	18.2	70.8
Impact on net sales from recent acquisitions	—	(7.5)	(7.5)
Core revenue	$1,528.0	$896.7	$2,424.7

Net sales for the nine months ended September 29, 2018	1,608.1	947.4	2,555.5
Decrease in net sales on a core basis (core revenue)	$(80.1)	$(50.7)	$(130.8)

Core revenue growth	(5.0%)	(5.4%)	(5.1%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Nine months ended		Twelve months ended
(USD in millions)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cash provided by operations	$145.2	$142.3	$316.4	$312.3
Capital expenditures (1)	(58.5)	(154.9)	(86.3)	(201.3)
Free Cash Flow	$86.7	$(12.6)	$230.1	$111.0

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	September 28, 2019	September 29, 2018
Free Cash Flow	$230.1	$111.0
Adjusted Net Income	327.7	314.4
Free Cash Flow Conversion	70.2%	35.3%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com